UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/29/2008

HUTTIG BUILDING PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14982

DE	43-0334550
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

555 Maryville University Drive, Suite 400, St. Louis, MO 63141
(Address of principal executive offices, including zip code)

314-216-2600
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)         On February 29, 2008, Dorsey R. Gardner and Philippe J. Gastone resigned from the Board of Directors (the "Board") of Huttig Building Products, Inc. (the "Company"), such resignations to be effective on April 21, 2008, the date of the Company's 2008 Annual Meeting of Stockholders. Messrs. Gardner and Gastone will not be replaced on the Board and the Board has reduced the size of the Board to nine members from eleven members, effective April 21, 2008.

Messrs. Gardner and Gastone are both members of the Board class whose terms expire in 2009. In order that the Board classes be equal in number, Donald L. Glass resigned from the Board class whose terms expire in 2010 and was re-appointed by the Board to the Board class whose terms expire in 2009, such resignation and re-appointment to be effective on April 21, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTTIG BUILDING PRODUCTS, INC.

Date: March 03, 2008	By:	/s/ David L. Fleisher
David L. Fleisher
Vice President, Chief Financial Officer & Secretary